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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Perceptronics, Inc. pertaining to a stock compensation plan for consultants of our report dated June 3, 1999, with respect to the consolidated financial statements of Perceptronics, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                       /S/ BECKMAN KIRKLAND & WHITNEY



Agoura Hills, California
October 13, 1999







                                 EXHIBIT 23.1